UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIMI INTERNATIONAL MEDICAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

BIMI INTERNATIONAL MEDICAL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [        ], 2023

To Our Stockholders:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of BIMI International Medical Inc. (the “Company”) on [        ], 2023 at [     ]:00 a.m.(local time) at the offices of the Company at 725 5th Avenue, 15th Floor, New York NY, for the following purposes:

1.	Election of directors.

1.1	To elect seven directors to serve on the board of directors of the Company (the “Board”), until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, assuming Proposal 2 is approved;

1.2	To elect three Class I nominees to serve on the Board until the 2026 annual meeting, assuming Proposal 2 is not approved;

2.	To approve the adoption of an amendment to the Company’s Amended and Restated Bylaws to change the Company’s staggered board (also known as classified board) to a standard board composition;

3.	To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name;

4.	To approve, on a non-binding advisory basis, the compensation of the Company’s executive officers named in the accompanying proxy statement;

5.	To approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes on resolutions approving future named executive officer compensation (“Say When on Pay Vote”) to determine the frequency of future advisory votes on executive compensation;

6.	To ratify the appointment of Enrome LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

7.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on [        ], 2023 shall be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A stockholder list will be available at our corporate offices beginning [        ], 2023 during normal business hours for examination by any stockholder registered on our stock ledger as of the record date for any purpose germane to the Annual Meeting.

Your vote is important. Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting.

By Order of the Board of Directors

	By:	/s/ Tiewei Song
Chief Executive Officer
New York, New York
[ ], 2023

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions, voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [        ], 2023

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are represented by proxy, please take the time to vote your proxy.

●	ATTEND IN PERSON THE COMPANY’S 2023 ANNUAL MEETING OF STOCKHOLDERS AND VOTE

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE VIA THE INTERNET OR BY TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON [        ], 2023 — THE PROXY STATEMENT AND THE 2022 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT HTTP: WWW.USBIMI.COM.

If not attending the meeting and voting in person, stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Please note, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

i

BIMI INTERNATIONAL MEDICAL INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [            ], 2023

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of our company (the “Board”) for our 2023 annual meeting of stockholders (the “Annual Meeting”), which will take place on [ ], 2023. As a stockholder of record, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement. This proxy statement and accompanying proxy card are being sent on or about [ ], 2023 to all stockholders entitled to vote at the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	The Annual Meeting will be held on [ ], 2023 at [ ] a.m. local time, at the offices of the Company at the offices of the Company at 725 5th Avenue, 15th Floor, New York NY.

Q:	How do I attend the Annual Meeting?

A:	Only stockholders of record on the record date of [ ], 2023 (the “Record Date”) are entitled to notice of, and to attend or vote at, the Annual Meeting. If you plan to attend the meeting in person, please bring the following:

●	Photo identification.

●	Acceptable proof of ownership if your shares are held in “street name.”

Street name means your shares are held of record by brokers, banks, or other institutions. See below for additional information.

Acceptable proof of ownership is either (a) a letter from your broker confirming that you beneficially owned shares of our common stock on the Record Date or (b) an account statement showing that you beneficially owned shares of our common stock on the Record Date. If your shares are held in street name, you may attend the meeting with proof of ownership, but you may not vote your shares in person at the Annual Meeting unless you have obtained a “legal proxy” or other evidence from your broker giving you the right to vote your shares at the Annual Meeting.

Q:	What information is contained in this proxy statement?

A:	This proxy statement contains information regarding our corporate governance practices, our Board, our named executive officers, the compensation of our directors and named executive officers, the proposals to be voted on at the Annual Meeting and certain other required information.

Q:	How may I obtain the Company’s Annual Report on Form 10-K for the year ended December 31, 2022?

A:	We have enclosed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Our Annual Report on Form 10-K can also be accessed through our website. We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the Securities and Exchange Commission (“SEC”) on My 4, 2023. We sometimes refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as our 2022 Annual Report.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

1.1	Assuming Proposal 2 is approved, to elect seven nominees to serve on the Board;

1.2	Assuming Proposal 2 is not approved. to elect three Class I nominees to serve on the Board;

2.	To approve the adoption of an amendment to the Amended and Restated Bylaws of the Company (the “Proposed Bylaws Amendment “);

3.	To approve the adoption of an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Proposed COI Amendment “);

4.	To approve, on a non-binding advisory basis, the compensation of the Company’s executive officers named in this proxy statement;

5.	To indicate, on a non-binding advisory basis, whether future votes to approve executive compensation should occur every one, two, or three years;

6.	To ratify the appointment of Enrome LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

7.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.

Q:	How many votes must the nominees for director have to be elected?

A:	In order for a director to be elected at a meeting at which a quorum is present, the director must receive the affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote. There is no cumulative voting for our directors or otherwise.

Q:	What are the voting requirements to approve the other proposals?

A:	The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve each of the voting proposals in this proxy statement, other than Proposals Three and Five. With respect to Proposal Three, the affirmative vote of a majority of shares outstanding is required to approve such proposal. With respect to Proposal Five, the choice of frequency that receives the greatest number of votes is considered the preference of our stockholders.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares “FOR” all the director nominees; “FOR” the Proposed Bylaws Amendment; FOR” the Proposed COI Amendment; “FOR” the approval, on an advisory basis, of the compensation of the executive officers named in this proxy statement; “FOR,” on a non-binding advisory basis, the “ONE YEAR” frequency of advisory votes to approve executive compensation; and “FOR” the ratification of the appointment of Enrome LLP as our independent registered public accounting firm.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendations.

Q:	What shares may I vote?

A:	Each share of our Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote on each of the matters to be voted upon at the Annual Meeting.

You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee. We had [        ] shares of Common Stock issued and outstanding on the Record Date.

Q:	What is the difference between being a stockholder of record and being the beneficial owner of shares held in street name?

A:	A stockholder of record owns shares which are registered in his or her own name. A beneficial owner owns shares which are held in street name through a third party, such as a broker. As summarized below, there are some distinctions between a stockholder of record and a beneficial owner.

Stockholder of Record

If on [        ] , 2023 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Annual Meeting and Proxy Statement are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply follow the voting instructions provided to ensure that your vote is counted. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Shares Beneficially Held in Street Name

You are the beneficial owner of any of your shares of Common Stock held in street name. With respect to such shares registered through a broker, these proxy materials, together with a voting instruction card, are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote. You may use the voting instruction card provided by your broker for this purpose. Even if you have directed your broker how to vote, you may also attend the Annual Meeting. However, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” or other evidence from your broker giving you the right to vote the shares at the Annual Meeting.

Q:	Who is entitled to attend the Annual Meeting and what are the admission procedures?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting. If you are a beneficial holder, you will need to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned shares of Common Stock as of the Record Date or the voting instruction card provided by your broker. The Annual Meeting will begin promptly at [ ] a.m., local time. You should be prepared to present photo identification for admittance. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the admission procedures.

Q:	May I vote my shares in person at the Annual Meeting?

A:	If you were a stockholder of record on the Record Date, you may vote your shares in person at the Annual Meeting or through a proxy. If you decide to vote your shares in person, you do not need to present your share certificate(s) at the Annual Meeting; your name will be on the list of stockholders eligible to vote. If you hold your shares beneficially in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy or other evidence from your broker giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote, please refer to the instructions on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker.

Stockholders of record may submit proxies by completing, signing, dating, and mailing their proxy cards to the address provided on the proxy card. Stockholders who hold shares beneficially in street name may vote by completing, signing, and dating the voting instruction cards provided and mailing them to the address provided on the voting instruction card. The proxy card and voting instruction card also include directions as to how you may submit your vote through the Internet. The voting instruction card may also include directions for alternative methods of submitting your vote. We encourage you to vote early. If you choose to vote by mail, please allow sufficient time for your proxy or voting instruction card to reach our vote tabulator prior to the Annual Meeting.

Q:	Who will count the votes?

A:	Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board.

Q:	What is the effect of not voting?

A:	If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you properly sign and return your proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this proxy statement, namely “FOR” all the director nominees; “FOR” the Proposed Bylaws Amendment; “FOR” the Proposed COI Amendment; “FOR” the approval, on a non-binding advisory basis, of the compensation of the executive officers named in this proxy statement; “FOR” the approval, on an advisory basis, the “ONE YEAR” frequency of non-binding advisory votes to approve executive compensation; and “FOR” the ratification of the appointment of Enrome LLP as our independent registered public accounting firm.

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

A broker is entitled to vote shares held for a beneficial owner on routine matters. The ratification of the appointment of Enrome LLP as our independent registered public accounting firm in Proposal Six is a routine matter; and, accordingly, a broker is entitled to vote shares held for a beneficial owner on this proposal without instructions from such beneficial owner. On the other hand, absent instructions from a beneficial owner, a broker is not entitled to vote shares held for such beneficial owner on non-routine matters. We believe that the election of directors in Proposal One, the Proposed Bylaws Amendment in Proposal Two, the Proposed COI Amendment in Proposal Three, the non-binding advisory vote on executive compensation in Proposal Four, and the non-binding advisory vote on the frequency of advisory votes on executive compensation in Proposal Five are non-routine matters; and, accordingly, brokers do not have authority to vote on such matters absent instructions from beneficial owners. Accordingly, if beneficial owners desire to have their shares voted by a broker in a certain manner, they should give instructions to their brokers as to how to vote their shares.

Broker non-votes count for purposes of determining whether a quorum is present.

Q:	How many votes are required for the approval of the proposals to be voted upon, and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions	Effect of Broker Non-Votes
Proposal One: Election of Directors	Majority of the votes cast. This means that the number of votes “for” a director’s election must exceed fifty percent (50%) of the votes cast with respect to that director’s election.	Votes withheld will have no effect.	Broker non-votes will have no effect.

Proposal Two: Approval of Amendment to Bylaws	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Three: Approval of Amendment to Certificate of Incorporation	Affirmative vote of the holders of a majority of the shares of Common Stock outstanding.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Four: Advisory Vote on Executive Compensation	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	Broker non-votes will have no effect.

Proposal Five: Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Plurality of votes cast. The choice of frequency that receives the greatest number of votes is considered the preference of our stockholders.	Abstentions will have no effect.	Broker non-votes will have no effect.

Proposal Six: Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of the holders of a majority in voting power of the shares of Common Stock present in person or by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote against the proposal.	We do not expect to receive broker non-votes on this proposal.

Q:	Can I revoke my proxy or change my vote after I have voted?

A:	You may revoke your proxy and change your vote by voting again or by attending the Annual Meeting and voting in person. Only your latest dated proxy card received at or prior to the Annual Meeting will be counted. However, your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you forward written notice to the Corporate Secretary at BIMI International Medical Inc.’s offices, or you vote by ballot at the Annual Meeting. If you are a beneficial owner, you will need to request a legal proxy from your broker and bring it with you to vote at the Annual Meeting.

Q:	How many votes are required to hold the Annual Meeting?

A:	The presence, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote on the Record Date is necessary to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be considered as present at the Annual Meeting for purposes of establishing a quorum.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company is making this solicitation and will pay the entire cost of preparing, printing, assembling, mailing, and distributing these proxy materials. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, electronic mail, and facsimile by directors, officers, and regular employees of the Company. None of the Company’s directors, officers or employees will receive any additional compensation for soliciting proxies on behalf of the Board. The Company may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Stock held of record by those owners. The Company will reimburse those brokers, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with that service.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will disclose final voting results in a Current Report on Form 8-K that will be filed with the SEC not more than four business days following the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company currently has a staggered board (also known as classified board), consisting of three classes of directors, with only one class for a term of three years being subject to stockholder election at any particular annual stockholder meeting after the initial election. Proposal One, Election of Directors, consists of two sub-proposals, the effect of the results of which depends on the approval of Proposal Two - Proposed Bylaw Amendment. In Proposal Two, our stockholders are asked to vote to eliminate the staggered board and create a board composed of only one class for a term of one year only. In Proposal One, our stockholders are asked to vote on both Proposal 1.1 and Proposal 1.2, but the results of Proposal 1.1 will only become applicable if our stockholders approve Proposal Two and the results of Proposal 1.2 will only become applicable if our stockholders do not approve Proposal Two. In Proposal 1.1, which assumes the stockholders have approved the elimination of the staggered board and the establishment of a standard board, the stockholders are asked to vote for seven nominees to serve as members of the board until the next annual meeting of stockholders. In Proposal 1.2, which assumes the stockholders have voted to continue to have a staggered board, the stockholders are asked to vote for three Class I nominees to serve as Class I members of the Board.

Proposal 1.1

In Proposal 1.1, the stockholders are asked to vote for seven nominees to serve as members of the board until the next annual meeting of stockholders. The results of Proposal 1.1 will become applicable only if our stockholders approve Proposal Two - Proposed Bylaw Amendment and the Company has a new board with only one class for a term of one year. Each of the nominees listed below has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve.

The following table provides information regarding each nominee to our Board:

Name	Age	Position
Fnu Oudom	68	Director, Chairman of the Board and President
Tiewei Song	52	Director, Chief Executive Officer
Mia Kuang Ching	58	Independent Director, Chair of Audit Committee
Sammi Ean Seok Ang*	47	Independent Director, Chair of Nominating Committee
Barry I. Regenstein	67	Independent Director, Chair of Compensation Committee
Tim H. Safransky	59	Independent Director
Symington Smith	29	Director Nominee

*	Starting from January 1, 2024, Ms. Sammi Earn Seok Ang will take the position of Chief Executive Officer of the Company’s subsidiary Phenix Bio Inc. and therefore will no longer qualify as “independent” under the rules and regulations of the SEC and The NASDAQ Stock Market.

Proposal 1.2

In Proposal 1.2, the stockholders are asked to vote for three Class I nominees to serve as Class I members of the Board until the annual meeting of stockholders for fiscal year 2025. The results of Proposal 1.2 will become applicable only if our stockholders do not approve Proposal Two - Proposed Bylaw Amendment and the Company continues to have a classified board. Each of the nominees listed below has been nominated for and has agreed to stand for election and management has no reason to believe that any nominee will be unable to serve. The term of the Class II members of the Board continues until the annual meeting of stockholders for fiscal year 2023, and the term of the Class III member of the Board continues until the annual meeting of stockholders for fiscal year 2024.

The following table provides information regarding each Class I nominee to our Board:

Name	Age	Year Term Expires	Position
Mia Kuang Ching	58	2025	Independent Director, Chair of Audit Committee
Sammi Ean Seok Ang*	47	2025	Independent Director, Chair of Nominating Committee
Symington Smith	29	2025	Director nominee

*: See footnote above.

Director nominee and director information

Fnu Oudom was elected to the Board on May 9, 2022. He was appointed as the Company’s President and the Chairman of the Board on May 12, 2022. Mr. Oudom has worked at FCCC Inc., a US company focused on strategic investments and acquisitions in a variety of industries, since April 2021. He was Chairman of the Board of the Time Chain Group, a pharmaceutical and nutritional product research & development and distribution company, from March 2015 to March 2021. From May 2018 to December 2020, he was the Representative of Vanuatu to the United Nations Economic and Social Council for Asia and the Pacific, dedicated to promoting higher standards of living, economic and social progress for the island country. From April 2014 to April 2016, he was the Representative of Tuvalu to the United Nations Economic and Social Council for Asia and the Pacific, focused on the promotion of the island country’s social economic development and facilitation of the island country’s cultural and educational exchange with other member countries. From September 1998 to March 2014, he was the President of Suranaree Industrial Zone., LTD in Thailand, leading the establishment and development of the industrial zone. Mr. Oudom studied as a postgraduate at the Institute of Political Science and Law at the French Academy of Social Sciences in Paris from September 1989 to May 1995 and served as a visiting professor at Taiwan Mingdao University in 2014. He received his bachelor’s degree in Philosophy from Sichuan University in China.

Tiewei Song was elected to the Board on May 18, 2018. He was appointed as the Company’s CEO and President in October 2019 and resigned as President on May 9, 2022. Mr. Song has served as both the president and director of Shenyang Langzi Investment Management Co., Ltd., an asset management consulting firm, since December 2012. From July 2008 to July 2013, Mr. Song was the chief representative of German Varengold Bank in China. From October 1999 to May 2008, Mr. Song was the executive director and president of Liaoning Jiachang Group. He also serves as a director of BIQI International Holdings Corp. Mr. Song graduated from Peking University with bachelor’s and master’s degrees in mathematics.

Mia Kuang Ching has served as a director of the Company since August 2009 and is Chairman of the Audit Committee. Since October 2013 he has served as the Managing Director of Le Yu Corporate Advisory Pte Ltd., a human resource consulting firm. From January 2012 to October 2013, he worked as an independent M&A consultant. From May 2001 until December 2, 2011 he was the managing partner of SBA Stone Forest Corporate Advisory (Shanghai) Co., Ltd. From 1997 to 2000, he was the Chief Accountant of Dalian Container Terminal, a joint venture formed by PSA Corporation of Singapore and the Port of Dalian Authority. From 1994 to 1997, he was the Group Financial Controller of Fullmark Pte. Ltd., and responsible for operations in China, Hong Kong, Malaysia and Vietnam and was in-charge of strategic investment, group financing and mergers and acquisitions. From 1992 to 1994 he was a Regional Accountant (South Europe) of Singapore Airlines. Mr. Ching graduated from the National University of Singapore with a bachelor’s degree in accountancy.

Sammi Earn Seok Ang was elected to the Board on May 12, 2022. Starting on January 1, 2024, she will take the position of Chief Executive Officer of Phenix Bio Inc. She has worked at Pacific Rainbow International Inc. as a buyer of dietary nutritional raw materials since October 2017. From December 2013 to May 2016, she worked at M/A-COM Technology Solutions Holdings, Inc. as a logistics analyst. From December 2012 to Dec 2013, she worked at Mindspeed Technologies, Inc., a semiconductor manufacturer as a buyer/planner. From Feb 2012 to July 2012, she worked at Paper Mart, an industrial & retail packaging company, as a buyer. From January 2008 to July 2010, she worked at RJ Sports, a soft goods importer/wholesaler/manufacturer of golf bags and accessories as a product manager. Ms. Seok Ang holds two bachelor’s degrees in International Business — Management and in Computer Information Systems Track — Client-Server and a master’s degree in Business Administration — Logistics and Transportation from Missouri State University.

Barry I. Regenstein was elected to the Board on July 13, 2022. He is a co-founder of Sperry Re Capital LLC, a commercial real estate services provider in New York City and has served as President since January 2021. He has worked at SC Property Development, LLC, a residential and commercial real estate developer in New York City as the Managing Director and Chief Financial Officer since January 2020. He has also worked at Suzuki Capital LLC, a real estate investment, development and management company in New York City as the Chief Financial Officer since June 2016. Mr. Regenstein worked at Tumbleweed Holdings, a finance organization for a development stage company in New York City as the Interim Chief Financial Officer from October 2014 to September 2018 and at KRR Ventures, Inc., a finance firm in New York City as the Managing Director from April 2015 to September 2018. He worked at Lightship Partners, a consulting firm in Roslyn Heights, NY as a partner from February 2014 to September 2018. From August 2004 to March 2013, he worked at Command Security Corporation (NYSE MKT: MOC), a security and aviation services company in Lagrangeville, NY as President (2006-2013), Chief Financial Officer (2004-2013), Director (2007-2012), and Executive Vice President and Chief Operating Officer (2004-2005). From July 1982 to June 2003, he worked at Globeground North America (formerly Hudson General Corporation), a services provider to general aviation community in Great Neck, NY, as Senior Vice President and Chief Financial Officer (2001-2003), and Vice President and Chief Financial Officer (1997-2001). Mr. Regenstein has a bachelor’s degree in accounting from University of Maryland and a masters’ degree from Long Island University. He is a Certified Public Accountant and a licensed Real Estate Salesperson. He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Institute of Management Accountants.

Tim H. Safransky was elected to the Board on July 13, 2022. He has worked at Commonwealth Development of Florida LLC, a real estate financing firm in Tampa, Florida since January 2004 as the Managing Member. Previously, he worked at Greystone Capital Corporation, a real estate financing firm in Tampa, Florida as President from January 1997 to January 2004. He worked at Amex Tax & Business, a tax consulting firm in Tampa, Florida as a senior accountant from January 1990 to December 1994. Mr. Safransky has a bachelor’s of arts degree in accounting from University of West Florida. He has been a Certified Public Accountant since 1988.

Symington Smith is a director nominee. Symington W. Smith joined BIMI International Medical Inc. as its Chief of Staff in June 2022. He has worked as the Managing Director of The Waysmith Group, an extensive privately-owned family real estate portfolio in Asia since January 2021, and has been a Member of the National Committee on US-China Relations since December 2022. Since September 2022, Smith has served as a voluntary Advisory Council Member at the Harvard Business Review. From January 2020 to July 2020, he worked for the multinational law firm Baker McKenzie’s London Office as a corporate M&A paralegal and was a founding member of its China Practice. From October 2019 to November 2019, he served the British government as an assistant editor at the Cabinet Office of the United Kingdom. From January 2017 to May 2019, he worked as a copywriter for the British public relations agency Ogilvy. Mr. Smith is trilingual and a Chartered Member of the Chartered Institute of Linguistics. He holds a B.A. degree in Linguistics from Peking University, a Master of Laws degree in Politics and Foreign Policy from Tsinghua University, an M.S. degree in Social Science from King’s College London, and an Masters in Public Health from Yale University.

On November 27, 2023, Mr. Xiaoping Wang informed the Company that he was not seeking re-election to the Board. There are no familial relationships among our directors or nominees.

Effect of Approval by Stockholders

Directors are elected by a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authorization to do so is not withheld, for the election of the seven nominees named in Proposal 1.1, or the three nominees names in Proposal 1.2. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board may propose.

1.	If Proposal Two - Proposed Bylaw Amendment is approved, the three classes of the Board are eliminated, and the nominees in Proposal 1.1 that are elected by a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will serve as members of the Board until the next annual meeting of stockholders. The results of Proposal 1.2 will be disregarded.

2.	If Proposal Two - Proposed Bylaw Amendment is not approved, the Company will continue to have a staggered board consisting of three classes of directors, and the nominees in Proposal 1.2 that are elected by a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will serve as Class I directors until the annual meeting of stockholders for Fiscal Year 2025. The results of Proposal 1.1 will be disregarded.

THE BOARD RECOMBMENDS A VOTE “FOR” ALL OF THE
NOMINEES IN PROPOSAL 1.1 and in proposal 1.2

CORPORATE GOVERNANCE

Board Leadership Structure

The Board considers and establishes the appropriate leadership structure for the Company.

Independence of the Board of Directors

As required under the listing standards of The NASDAQ Stock Market, a majority of the members of a listed company’s board of directors must qualify as “independent,” except for “controlled companies” within the meaning of the corporate governance standards of Nasdaq.

The Chairman of our Board, Mr. Fnu Oudom, owned [ ]% of our outstanding Common Stock on the Record Date. As such, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

(i)	the requirement that a majority of our Board consist of “independent directors” as defined under the rules of Nasdaq;

(ii)	the requirement that we have a compensation committee that is composed entirely of directors who meet the Nasdaq independence standards for compensation committee members; and

(iii)	the requirement that our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors.

We are permitted to utilize these exemptions and intend to rely on these exemptions for as long as we remain a controlled company. Regardless of the results of Proposal One, starting from January 1, 2024, we will not have a majority of independent directors, our nominations committee and compensation committee will not consist entirely of independent directors and such committees will not be subject to annual performance evaluations. Accordingly, our stockholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Starting from January 1, 2024, Ms. Sammi Earn Seok Ang will take the position of Chief Executive Officer at the Company’s subsidiary Phenix Bio Inc and therefore will not be qualified as “independent” under the rules and regulations of the SEC and The NASDAQ Stock Market anymore. We expect our independent directors, as such term is defined by the applicable rules and regulations of Nasdaq, will be Mia Kuang Ching, Timothy H. Safransky and Barry I. Regenstein.

Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that as of the Record Date, all members of the Board, except for Fnu Oudom, Tiewei Song, and Xiaoping Wang, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our Common Stock.

Committees of the Board of Directors

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Since we are a “controlled company”, only the members of the Audit Committee qualify as “independent” under the rules and regulations of the SEC and The NASDAQ Stock Market.

Audit Committee

The current members of our audit committee are Mia Kuang Ching (Chair), Sammi Ean Seok Ang and Timothy H. Safransky, each of whom we believe satisfies the independence requirements of the SEC. We believe Mr. Ching is qualified as an audit committee financial expert under the regulations of the SEC by reason of his work experience. Sammi Ean Seok Ang will lose her qualification as an independent director as of January 1, 2024. We expect that Barry I. Regenstein will replace her as a member of our Audit Committee. Our audit committee assists our Board in its oversight of:

●	The integrity of our financial statements;

●	Our independent registered public accounting firm’s qualifications and independence; and

●	The performance of our independent auditors.

The Audit Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Compensation Committee

The current members of our compensation committee are Barry I. Regenstein, Sammi Ean Seok Ang and Timothy H. Safransky. We expect that Mia Kuang Ching will replace Sammi Earn Seok Ang as a member of our Compensation Committee. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the Company’s executive officers and other managerial employees, including the determination, in its discretion, of the amount of annual bonuses, if any, for our executive officers and other professionals. The Compensation Committee advises and consults with our senior executives as may be requested regarding managerial personnel policies.

The Compensation Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Nominating Committee

The current members of our nominating committee are Sammi Ean Seok Ang, Timothy H. Safransky and Barry I. Regenstein. We expect that Mia Kuang Ching will replace Barry I. Regenstein a as member of our Nominating Committee.

The Nominating Committee identifies and recommends nominees to the Board and oversees compliance with our corporate governance guidelines. The Nominating Committee is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Nominating Committee reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

While the Nominating Committee has not adopted specific minimum criteria for director nominees, the Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

In addition, the Nominating Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that can help the Board to meet the broad set of challenges that it confronts. These individual qualities can include matters like experience in the Company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the Company’s, leadership experience, and relevant geographical experience. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The following is a brief description of the specific experience and qualifications, attributes or skills of each nominee that led to the conclusion that such person should serve as a director of the Company:

●	Mr. Fnu Oudom’s qualifications to serve on our Board include his international economic and political experience and leadership skills.

●	Mr. Tiewei Song’s qualifications to serve on our Board include his experience in raising capital and business management.

●	Mr. Mia Kuang Ching’s qualifications to serve on our Board include his years of business experience and his familiarity with financial accounting matters.

●	Ms. Sammi Earn Seok Ang’s qualifications to serve on our Board include her diverse industry knowledge and business experience in the United States.

●	Mr. Barry I. Regenstein’s qualifications to serve on our Board include his experience serving on the boards of public companies, years of investment experience in the United States and his familiarity with financial accounting matters.

●	Mr. Tim H. Safransky’s qualifications to serve on our Board include his familiarity with financial accounting matters, management skills and business experience in the United States.

●	Mr. Symington Smith’s qualifications to serve on our Board include his global political and economic experience.

The Nominating Committee will consider all bona fide candidates for election to the Board and will consider any stockholder nominations pursuant to the same criteria, provided those nominated are submitted in accordance with applicable law and within the time periods set forth herein for receipt of stockholder proposals for the 2023 Annual Meeting of Stockholders. To date, the Company has not received any recommendations from stockholders for candidates for inclusion in the committee’s slate of nominees.

The Nominating Committee’s charter is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at: www.usbimi.com.

Meetings of the Board of Directors

The Board met two (2) times during 2023 and acted eight (8) times by unanimous written consent. All directors attended all the meetings of the Board held during 2023.

We expect that all of our directors and director nominees will attend the 2023 Annual Meeting of Stockholders. We do not maintain a formal policy regarding director attendance at our annual meeting of stockholders.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation arrangements. The Audit Committee oversees management of financial risks. The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest of director nominees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Stockholder Communications with the Board of Directors

The Company’s corporate governance policies set forth a process by which stockholders and other interested third parties can send communications to the non-management members of the Board. When stockholders or other interested third parties have concerns, they may make them known to the non-management directors by communication to: tiantian@usbimi.com. All such correspondence is provided to the independent directors at, or prior to, the next regular Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers and directors, employees, consultants and advisors. The Code of Business Conduct and Ethics is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at www.usbimi.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Clawback Policy

The Company has adopted a Clawback Policy that applies to all executive officers. The Clawback Policy is available in the Company Governance Documents section of the Investor Relations section of the Company’s website at www.usbimi.com. If the Company makes any substantive amendments to the Claw-back Policy or grants any waiver from a provision of the Code to any executive officer, the Company will promptly disclose the nature of the amendment or waiver on its website.

Board Diversity

Although the Company does not presently have a formal Board Diversity Policy, we believe in diversity and value the benefits that diversity can bring to our board of directors. Diversity promotes the inclusion of different perspectives and ideas, mitigates against group think and ensures that the Company has the opportunity to benefit from all available talent. The promotion of a diverse Board makes prudent business sense and makes for better corporate governance. Of our five board members, one is female, and another nominee director is female.

The Company seeks to maintain a Board comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender and ethnicity. In particular, the Board should include an appropriate number of female directors.

The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Company will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.

Board Diversity Matrix

Board Diversity Matrix for BIMI International Medical Inc. As of [11/[ ]/2023]

Total Number of Directors		7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	0	0

Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	1	4	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth information concerning the total compensation during the last two fiscal years for our named executive officers whose total salary in fiscal 2022 totaled $100,000 or more:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)
Tiewei Song	2022	825,000	-	92,250	-	-	917,250
(CEO, Director) (1)	2021	625,000	-	235,000	-	-	860,000

Baiqun Zhong	2022	104,167	-		-	-	104,167
(CFO) (2)	2021	145,833	-		-	-	145,833

Xiaoping Wang	2022	500,000	-	61,500	-	-	561,500
(COO) (3)	2021	-	-		-	-	-

(1)	On January 24, 2022, the Company issued 100,000 shares of Common Stock (reflecting a 1-to-10 reverse stock split on December 9, 2022) as the salary for Mr. Tiewei Song. We accrued $235,000, as part of the stock compensation of his annual salary in 2021 based on the terms his amended employment agreement. We have not paid, but have accrued $1,777,250 in salary expense for Mr. Song since January 2022.

(2)	We have not paid, but have accrued $250,000 in salary expense for Ms. Zhong since January 2022.

(3)	On January 1, 2022, under the COO Executive Employment Agreement, Mr. Wang’s compensation will consist of an annual salary of $500,000 in cash and stock compensation of 50,000 shares of the Company’s common stock (reflecting a 1-to-10 reverse stock split on December 9, 2022). We issued 50,000 shares of our Common Stock to Mr. Wang in January 2022.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We entered into an employment agreement (the “Song Agreement”) with Mr. Song dated October 1, 2019, under which Mr. Song agreed to serve as our Chief Executive Officer for a term of two years commencing October 1, 2019 with base annual cash compensation of $500,000, which has not been paid as yet. The Song Agreement was renewed on October 28, 2021 for one (1) year. Under the renewed agreement, we agreed to pay him an annual base salary of $1,000,000 in cash and an annual stock compensation of 100,000 shares of our Common Stock (reflecting a 1-to-10 reverse stock split on December 9, 2022). During each renewal period thereafter his salary will consist of an annual base salary of $300,000 in cash, subject to an annual review by the Board of Directors or the Compensation Committee thereof. We have not paid, but have accrued $1,777,250 in salary expense for Mr. Song since January 2022.

During the term of employment, Mr. Song will perform the duties as are commensurate and consistent with his position and will devote his full working time, attention and efforts to the Company and to discharging the responsibilities of his position, and such other duties as may be assigned from time to time by the Company, which relate to the business of the Company and are reasonably consistent with his position. During the term of employment, Mr. Song will not engage in any business activity that, in the reasonable judgment of the board of directors of the Company, conflicts with his duties under the Song Agreement, whether or not such activity is pursued for gain, profit or other advantage.

The Song Agreement and employment thereunder may be terminated (1) automatically upon the death or total disability of Mr. Song, (2) without Cause by the Company or for Good Reason (both as defined in the Song Agreement) by Mr. Song, in which case Mr. Song will be entitled to receive termination payments and benefits, including without limitation, an amount equal to six (6) months’ salary, unpaid salary earned through the date of termination and unused vacation that has accrued and would be payable under the Company’s standard benefits, in the amount equal to $10,000,000, and other benefits.

On December 23, 2022, Mr. Tiewei Song provided a written performance pledge to the Company, whereby he pledged to use his best efforts to ensure that the aggregate amount of the available cash (excluding cash received as loans or capital infusions or cash held in restricted accounts or otherwise unavailable for unrestricted use for any reason) of Chongqing Bimai Pharmaceutical Technology Group Co., Ltd., a subsidiary of Bimai Pharmaceutical (Chongqing) Co., Ltd., and its subsidiaries, as of December 31, 2023, held in bank accounts of financial banking institutions, as audited by the Company’s independent auditors will be not less than $2 million (the “Performance Target”). If the Performance Target is not met by December 31, 2023, Mr. Song will forfeit his unpaid cash salary accrued from October 1, 2021 to September 30, 2022 in the amount of $1 million.

On January 27, 2022, we entered into an employment agreement with Baiqun Zhong, our interim Chief Financial Officer, for a term of one (1) year, effective May 21, 2021, taking into consideration that she served as the Interim CFO from May 21, 2021 until July 14, 2021 and assumed such role once again on September 27, 2021. Under the agreement, Ms. Zhong’s compensation consists of an annual salary of $250,000 in cash. We have not entered into a renewal agreement with Ms. Zhong, thus terms in the previous employment agreement continue to apply. As of the date of this proxy statement, we have not made any cash payment to Ms. Zhong. Since January 1, 2023, Ms. Baiqun Zhong has been paid a reduced monthly salary of RMB 7,000.

On January 27, 2022, we entered into an employment agreement with Mr. Xiaoping Wang for a term of one (1) year, effective January 1, 2022. Under the agreement, Mr. Wang’s compensation will consist of an annual salary of $500,000 in cash and stock compensation of 50,000 shares of the Company’s common stock (reflecting a 1-to-10 reverse stock split on December 9, 2022). We issued 50,000 shares of our common stock to Mr. Wang in January, 2022. As of the date of this proxy statement, we have not made any cash payment to Mr. Wang. We did not renew the employment agreement with Mr. Wang for 2023.

On December 23, 2022, Mr. Xiaoping Wang provided a written performance pledge to the Company, whereby he pledged to use his best efforts to ensure that the aggregate amount of the available cash (excluding cash received as loans or capital infusions or cash held in restricted accounts or otherwise unavailable for unrestricted use for any reason) of Chongqing Bimai Pharmaceutical Technology Group Co., Ltd., a subsidiary of Bimai Pharmaceutical (Chongqing) Co., Ltd., and its subsidiaries, as of December 31, 2023, held in bank accounts of financial banking institutions, as audited by the Company’s independent auditors will be not less than $2 million (the “Performance Target”). If the Performance Target is not met by December 31, 2023, Mr. Wang will forfeit all his unpaid cash salary accrued through the end of 2023 and will return to the Company the 50,000 shares of the Company’s common stock he previously received as salary.

Compensation of Directors

As of December 31, 2022, we had four non-employee directors, of whom only Mr. Mia Kuang Ching has received compensation, as set forth in the table below. As of December 6, 2021, the Company entered into Board of Directors Agreements (the “BOD Agreements”) with each of Messrs. Fengsheng Tan, Ju Li, Jianxin Wang and Ching Mia Kuang, independent directors of the Company. Pursuant to the BOD Agreements, each of Messrs. Fengsheng Tan, Ju Li, Jianxin Wang and Ching Mia Kuang are entitled to a monthly cash payment of $2,000. No cash payments were made in 2022. The BOD Agreements also contain customary provisions addressing obligations for agreements of this type such as confidentiality, dispute resolution, termination, the Company’s duty to reimburse reasonable expenses, etc. On March 6, 2022, Mr. Fengsheng Tan resigned as a director, at which time the Company paid him a lump sum payment of $8,000 for his services as a director of the Company since 2018 during which period he did not receive any compensation. Directors who are also employees of the Company and/or its subsidiaries received no additional compensation for their services as directors.

Name	Compensation	Other Fees	Total
Ching Mia Kung	$24,000	-	$24,000

Outstanding Equity Awards

To date, we have not implemented a stock option plan or issued any stock options, stock appreciation rights or other equity awards to our executive officers. We may decide and reserve the right to initiate such a plan or plans in the future as deemed appropriate by the Board.

Pension Benefits

We have not entered into any pension benefit agreements with any of our executive officers or directors. We contribute to the social insurance for our employees each month, which includes pension, medical insurance, unemployment insurance, occupational injuries insurance and housing provision funds in accordance with PRC regulations.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of [   ], 2023 for: (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group:

Name and Address(1) of Beneficial Owner(s)	Amount and Nature of Beneficial Owner(s) (2)	Percentage of Beneficial Ownership
Fnu Oudom, Chairman of the Board and President		[ ]	%
Tiewei Song, Director, Chief Executive Officer	100,000	[ ]	%
Baiqun Zhong, Interim Chief Financial Officer	-	-
Xiaoping Wang, Director, Chief Operating Officer	50,000	[ ]	%
Mia Kuang Ching, Director	-	-
Sammi Earn Seok Ang, Director	-	-
Barry I. Regenstein, Director	-	-
Timothy H. Safransky, Director	-	-
All officers and directors as a group (8 persons)	[ ]	[ ]	%

(1)	Unless indicated otherwise, the beneficial owner’s address is 725 5th Avenue, 15th Floor, 15-01, New York, NY.

(2)	Applicable percentage of ownership is based on [ ] shares of Common Stock outstanding as of [ ], 2023. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of [ ], 2023, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. There are no options, warrants, rights, conversion privileges or similar rights to acquire the Common Stock of our company and our common Stock is the only outstanding class of equity securities of our company.

Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

Certain Relationships and Related Transactions

Agreements entered into with our Chairman, Fnu Oudom

On June 9, 2022, we entered into a stock purchase agreement with our Chairman of the Board, Mr. Fnu Oudom, whereby Mr. Oudom agreed to purchase 1,250,000 (post a 1-for-10 reverse split in December 2022) shares of Common Stock for $5 million, or $0.40 per share, subject to the approval of our stockholders. On July 18, 2022, 1,250,000 (post a 1-for-10 reverse split in December 2022) shares of Common Stock were issued to Mr. Oudom upon the approval of our stockholders at our 2022 annual meeting of shareholders.

On July 5, 2022, we entered into a stock purchase agreement (as amended on February 27, 2023) with Mr. Oudom, whereby we agreed to acquire 100% of the equity interests in Phenix Bio Inc. (“Phenix”), a distributor of healthcare products. The transaction closed effective March 15, 2023. The aggregate purchase price for the equity interests in Phenix was $180,000 in cash, which has been paid, plus 5,270,000 shares of the Company’s common stock, of which 270,000 shares were issued upon the approval of the issuance by the Company’s shareholders and the balance of 5,000,000 shares were issuable if Phenix met a performance target of achieving aggregate net profit of at least $2,500,000 in calendar year 2023 or in any fiscal quarter of 2023. Such performance target was met in the second quarter of 2023 and the 5,000,000 shares were issued to Mr. Oudom on [   ].

On December 6, 2022, we sold a convertible promissory note (the “Note”) to Mr. Fnu Oudom for $2 million. The Note carries an annual interest rate of 6%, which is payable together with the principal amount one (1) year after the date of the Note. Seven (7) business days before the maturity date of the Note, the Note holder has the right to exercise a conversion right at a conversion price of $0.40, to have the aggregate amount of the principal and accrued interests repaid in shares of our Common Stock, in lieu of cash payment. The conversion price of $0.40 reflects a 60% premium on the closing price of the Common Stock on NASDAQ on the date of issuance of the Note, which was $0.25). On February 27, 2023, the Company and Mr. Oudom entered into an agreement (the “Prepayment Agreement”) whereby the parties agreed that the Company will exercise its prepayment right under the Note by issuing shares of Common Stock. In consideration of Mr. Oudom’s agreement to convert the Note in shares of Common Stock and to waive his right to any and all interest accrued and to be accrued under the Note, the Company agreed to issue 1,330,000 shares of Common Stock at a conversion price of $1.50 per share, subject to the shareholders’ approval, as full payment of the $2,000,000 principal of the Note and accrued interest. Such issuance was approved by the Company’s shareholders on April 13, 2023 and completed on June 19, 2023.

On February 27, 2023, the Company entered into a stock purchase Agreement with Mr. Oudom, whereby the Company agreed to sell 2,500,000 shares of Common Stock to Mr. Oudom for $3,000,000 in cash, based on a purchase price of $1.50 per share, subject to shareholder approval of the issuance of such shares. Such issuance was approved by the Company’s shareholders on April 13, 2023. As of December [   ], Mr. Oudom has paid $2,600,000 of the $3,000,00. We anticipate that the transaction will be completed by year-end 2023.

Transactions with middle management personnel

Amount due to middle management personnel

As of December 31, 2022 and December 31, 2021, the total amounts due to related parties and mid-management officers was $4,600,441 and $730,285, respectively, which included:

●	As of December 31, 2022 and 2021, amount payable to Mr. Yongquan Bi, the former Chief Executive Officer and Chairman of the Board of directors of the Company, of $27,699 and $30,258, respectively, free of interest and due on demand. These amounts represent the remaining balance that Mr. Yongquan Bi advanced for third party services on behalf of the Company during the ordinary course of business of the Company since the beginning of 2018.

●	As of December 31, 2022 and 2021, amount payable to Mr. Li Zhou, the legal representative (general manager) of Guanzan, of $248,690 and $477,128 respectively is for daily operation and third party profession fees with no interest.

●	As of December 31, 2022 and 2021, amounts payable to Mr. Fuqing Zhang, the Chief Executive Officer of Xinrongxin of $172,730 and $188,684, respectively, free of interest and due on demand. The amount due to Mr. Fuqing Zhang is for reimbursable operating expenses that the Company owed to Mr. Zhang prior to the acquisition of Boqi Zhengji.

●	As of December 31, 2022 and 2021, amounts payable to Mr. Youwei Xu, the financial manager of Xinrongxin of $11,784 and $12,872, respectively, free of interest and due on demand. The amount due to Mr. Xu, relates to reimbursable operating expenses that was owed to Mr. Xu prior to the acquisition of Boqi Zhengji.

●	As of December 31, 2022 and 2021, amounts payable to Shaohui Zhuo, the general manager of Guoyitang of $4,671 and $5,102, respectively, for amounts advanced for daily operation with no interest.

●	As of December 31, 2022 and 2021, amounts payable to Nanfang Xiao, a director of Guoyitang of $10,482 and $11,450, respectively, was for amounts advanced for daily operation with no interest.

●	As of December 31, 2022 and 2021, amounts payable to Jia Song, the manager of Guoyitang of $4,385 and $4,791, respectively, was for amounts advanced for daily operation with no interest.

●	As of December 31, 2022, the payable to Mr. Song of $500,000, was for a personal loan provided on October 28, 2022, with a term of three months from November 3, 2022 to February 3, 2023. This loan has not been repaid and pursuant to the agreement, the loan is automatically extended until the principal amount and all accrued interest is paid in full. 1% interest has accrued since March 3, 2023.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, all our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities have filed with the Securities and Exchange Commission Forms 3, 4 and 5 respectively, as applicable.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company’s independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the financial statements. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence as required by the applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audits and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee acted six (6) times by unanimous written consent during the fiscal year ended December 31, 2022.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee retained Enrome LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Audit Committee:

Mia Kuang Ching
Sammi Ean Seok Ang

Timothy H. Safransky

PROPOSAL TWO — APPROVAL OF the adoption of AN AMENDMENT TO THE amended and restated BYLAWS

Background

Section 109 of the General Corporation Law of Delaware (the “DGCL”) provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, unless the company, in its certificate of incorporation, confers the power to adopt, amend or repeal bylaws upon the directors. The Company’s current Amended and Restated Certificate of Incorporation reserves the power to adopt, amend or repeal the bylaws to our stockholders.

Currently, as provided for in our bylaws, we have a staggered board (also known as classified board), consisting of three classes of directors, with only one class (approximately one-third of the overall directors) being subject to stockholder election at any particular annual stockholder meeting, for a three-year term.

The Board evaluated the benefits and drawbacks of the staggered board and believes a one-year term will give the directors more motivation to diligently discharge their duties and act in the best interests of the Company and its stockholders. After careful deliberation, the Board adopted resolutions submitting the Proposed Bylaws Amendment to our stockholders and is recommending that the Proposed Bylaws Amendment be approved by stockholders. This proposal demonstrates the Board’s continuing commitment to strong corporate governance practices and enhancement of stockholders’ rights that the Board believes are consistent with its goal of creating long-term, sustainable value for our stockholders. Therefore, the stockholders are asked at this Annual Meeting to approve an amendment to the bylaws, to eliminate the staggered board and create a standard board where the directors are elected annually to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

In recommending the Proposed Bylaws Amendment, the Board was in no way motivated to implement anti-takeover mechanisms and has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Furthermore, the proposed amendments are not the result of the Company’s knowledge of any effort by any party to accumulate the Company’s securities or otherwise obtain control of the Company by means of a merger, tender offer, solicitation in opposition or otherwise.

Text of the Proposed Amendment to the Amended and Restated Bylaws

We propose that each of Sections 3.02, 3.03, 3.04 and 3.05 of our Amended and Restated Bylaws be amended to read in its entirety as follows:

“Section 3.02 Number. The Board of Directors shall consist of not less than 3 and not more than 7 directors, with the exact number within that range to be as fixed from time to time by resolution of a majority of the total number of directors last fixed by the Board, which number shall not be reduced by any vacancies when determining the existence of such majority.

Section 3.03 Term of Office. Directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and thereafter until his or her successor shall have been elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.04 Resignation; Vacancies. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office for the term specified in Section 3.03, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 3.05 Removal. Any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.”

This description of the Proposed Bylaws Amendment is a summary and is qualified by and subject to the full text of the Proposed Bylaws Amendment, which is attached to this proxy statement as Annex A.

Timing of the Proposed Bylaws Amendment

The Proposed Bylaws Amendment becomes effective upon the approval thereof by our stockholders at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO

OUR AMENDED AND RESTATED bylaws

PROPOSAL THREE — APPROVAL OF the adoption of AN AMENDMENT TO THE amended and restated CERTIFICATE OF INCORPORATION

Background

When we acquired Boqi Zhengji Pharmacy Chain Co., Ltd. in 2019 as our first step to shift our focus from the energy sector to the healthcare business, we changed our company name from NF Energy Saving Corporation to BOQI International Medical Inc. to better reflect the Company’s new focus, upon stockholder approval at our 2019 Annual Meeting.

At our 2021 Annual Meeting, the stockholders approved the change of our Company name from BOQI International Medical Inc., which reflected a divested business line and was outdated, to BIMI International Medical Inc., which better described the Company as a group company.

The Board believes that the Company’s current name BIMI International Medical Inc. reflects a narrow business sector where the Company operates, and a new company name that better describes our vision to operate in multiple industries is advisable. The proposed new company name is BIMI Holdings Inc. which is consistent with our NASDAQ ticker symbol “BIMI.”

In recommending the Proposed COI Amendment, the Board was in no way motivated to implement anti-takeover mechanisms and has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Furthermore, the proposed amendments are not the result of the Company’s knowledge of any effort by any party to accumulate the Company’s securities or otherwise obtain control of the Company by means of a merger, tender offer, solicitation in opposition or otherwise.

Under the DGCL, the Company’s stockholders are not entitled to dissenters’ rights and the Company will not independently provide our stockholders with any such right.

Text of the Proposed Amendment to the Amended and Restated Certificate of Incorporation

We propose that Section 1 of our Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

“FIRST. The name of this corporation shall be:

BIMI Holdings Inc.”

This description of the Proposed COI Amendment is a summary and is qualified by and subject to the full text of the Proposed COI Amendment, which is attached to this proxy statement as Annex B.

Timing of the Proposed COI Amendment

If the proposed COI Amendment is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. If the proposed amendment is not approved by our stockholders, the name of the Company will remain unchanged.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO

OUR amended and restated CERTIFICATE OF INCORPORATION

PROPOSAL FOUR — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with a non-binding advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (“Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended.

This advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

At our 2022 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on an advisory say-on-pay proposal. The majority of the votes cast were in favor of our say-on-pay proposal.

Proposed Resolution

The Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders this proxy statement, including as discussed in the section entitled “Executive Compensation” and notes and narrative therein, be and hereby is, approved by the stockholders of BIMI International Medical Inc., on an advisory basis.

Next Say-On-Pay Vote

The next say-on-pay vote is anticipated to occur at our 2024 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE “FOR”
approval, on an advisory basis, of our executive compensation.

PROPOSAL FIVE — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

The Board is providing our stockholders with a non-binding advisory vote on the frequency of future advisory votes on executive compensation, or say-on-pay votes, such as that provided for in Proposal Six — Advisory Vote on Executive Compensation. This non-binding advisory vote is required to be conducted every three years under Section 14A of the Securities Exchange Act of 1934, as amended, pursuant to the Dodd-Frank Act. Our last frequency of say-on-pay vote was held at our 2022 Annual Meeting of Stockholders, at which stockholders voted in favor of an annual say-on-pay vote. The next required advisory vote on the frequency of future stockholder advisory votes on executive compensation will occur no later than the 2026 Annual Meeting of stockholders.

Stockholders may indicate whether they prefer that we hold a say-on-pay vote every one year, two years, or three years, or they may abstain from this vote.

Reasons for an Annual Say-on-Pay Vote Recommendation

After careful consideration, the Board, upon recommendation of the Compensation Committee, has determined that holding a say-on-pay vote on an annual basis continues to be the best approach for our stockholders at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually and that an annual say-on-pay vote would:

●	Align with our annual review of core elements of our executive compensation program;

●	Allow stockholders to provide timely, direct input on our executive compensation philosophy, policies, and practices as disclosed in our proxy statement on an annual basis; and

●	Be consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies, and practices.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.

The option of every one year, two years, or three years that receives the highest number of votes cast by our stockholders will reflect the frequency for future say-on-pay votes that has been selected by our stockholders. As this is an advisory vote, the outcome of the vote is not binding on us, and the Compensation Committee and the Board may decide that it is in the best interests of our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders. However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their vote on this proposal and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

The Board recommends A vote “for” a frequency of every “ONE YEAR,” on an advisory basis, for future advisory votes on executive compensation, or say-
on-pay votes

PROPOSAL SIX — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Enrome LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of Enrome LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Enrome LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board, on behalf of the Audit Committee, is submitting the selection of Enrome LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR”
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table represents the aggregate fees billed for professional audit services rendered by our prior independent auditors, Audit Alliance LLP, for their audit of our annual financial statements during the years ended December 31, 2022 and 2021 respectively:

	2022	2021
Audit Fees	$310,000	$250,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Accounting Fees and Services	310,000	250,000

Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts shown for Audit Alliance LLP in 2022 and 2021, respectively, relate to the audits of our annual financial statements and the review of the financial statements included in our filings on Form 10-Q.

Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. There were no audit-related fees billed during the years ended December 31, 2022 and 2021.

Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning. There were no tax fees billed during the years ended December 31, 2022 and 2021.

All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e. Audit Fees, Audit-Related Fees, Tax Fees and allowable working costs. There were no other fees billed during the years ended December 31, 2022 and 2021.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and overseeing their work. All audit services to be provided to us and all non-audit services, other than de minims non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee.

ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations

Proposals by stockholders that are submitted for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our Bylaws.

Stockholder proposals and nominations may not be brought before the 2024 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in the Company’s Bylaws, and the stockholder’s submission is received by us no earlier than [   ] or no later than [   ]. However, if the date of the 2024 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to the 2024 Annual Meeting or (ii) the 10th day following the day on which Public Disclosure of the date of the 2024 Annual Meeting is first made. “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act. Proposals or nominations not meeting these requirements will not be entertained at the 2024 Annual Meeting.

Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data, and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

Householding Information

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This delivery method is referred to as “householding” and can result in cost savings for us. To take advantage of this opportunity, we may deliver a single proxy statement to multiple stockholders who share an address. We will deliver upon oral or written request a separate copy of our proxy statement to any stockholder of a shared address to which a single copy of our proxy statement was delivered. If you prefer to receive separate copies of our proxy statement, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements for your household, please call us or send your request in writing to us.

Copies of 2022 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being sent along with this proxy statement. The 2022 Annual Report is also available on our website at www.usbimi.com. The information on our website is not incorporated by reference into this proxy statement.

Your vote is important. Please promptly vote your shares of our Common Stock by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

	By:	/s/ Tiewei Song
Chief Executive Officer and President

[ ], 2023

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
amended and restated BYLAWS
OF
BIMI INTERNATIONAL MEDICAL INC.

BIMI INTERNATIONAL MEDICAL INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: Each of Sections 3.02, 3.03, 3.04 and 3.05 of the Amended and Restated Bylaws of the Corporation (the “Bylaws”) is hereby amended and restated in its entirety to read as follows:

“Section 3.02 Number. The Board of Directors shall consist of not less than 3 and not more than 7 directors, with the exact number within that range to be as fixed from time to time by resolution of a majority of the total number of directors last fixed by the Board, which number shall not be reduced by any vacancies when determining the existence of such majority.

Section 3.03 Term of Office. Directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and thereafter until his or her successor shall have been elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

Section 3.04 Resignation; Vacancies. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office for the term specified in Section 3.03, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 3.05 Removal. Any director or the entire Board of Directors may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.”

SECOND: This Certificate of Amendment shall become effective as of [        ], 2023 at [      ] [A.M/P.M.], Eastern Time.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 109 of the DGCL and Article VIII of the Bylaws. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [        ], 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [        ] day of [        ], 2023.

BIMI INTERNATIONAL MEDICAL INC.

By:
Name:
Title:

A-1

ANNEX B

CERTIFICATE OF AMENDMENT
TO THE
amended and restated certificate of incorporation
OF
BIMI INTERNATIONAL MEDICAL INC.

BIMI INTERNATIONAL MEDICAL INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“FIRST. The name of this corporation shall be:

BIMI Holdings Inc.”

SECOND: This Certificate of Amendment shall become effective as of [        ], 2023 at [      ] [A.M/P.M.], Eastern Time.

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders of the Corporation was duly called upon notice in accordance with Section 222 of the DGCL and held on [        ], 2023, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be duly executed in its corporate name as of the [        ] day of [        ], 2023.

BIMI INTERNATIONAL MEDICAL INC.

By:
Name:
Title:

B-1

BIMI INTERNATIONAL MEDICAL INC.

PROXY CARD
2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [   ], 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. Fun Oudom and Mr. Tiewei Song, or either of them, attorneys or attorney of the undersigned, with full power of substitution and revocation in each to vote any or all shares of Common Stock of BIMI International Medical Inc. (the “Company”) which the undersigned may be entitled to vote at the 2023 Annual Meeting of Stockholders to be held on [   ], 2023, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 6 AND FOR A ONE YEAR FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION in PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.1	The election of seven directors, assuming Proposal 2 is approved:

NOMINEES:	Fnu Oudom	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Tiewei Song	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Mia Kuang Ching	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Sammi Ean Seok Ang	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Barry I. Regenstein	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Tim H. Safransky	☐ FOR ☐ AGAINST ☐ ABSTAIN
	Symington Smith	☐ FOR ☐ AGAINST ☐ ABSTAIN

1.2	The election of three Class I Directors, assuming Proposal 2 is not approved:

NOMINEES:	Class I	Mia Kuang Ching	☐ FOR ☐ AGAINST ☐ ABSTAIN
		Sammi Ean Seok Ang	☐ FOR ☐ AGAINST ☐ ABSTAIN
		Symington Smith	☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	To approve the adoption of an amendment to the Company’s Amended and Restated Bylaws to change the Company’s staggered board to a standard board:

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

3.	To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name:

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

4.	To approve, by non-binding vote, the Company’s executive compensation:

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

5.	To approve, by a non-binding vote, the frequency of advisory votes on executive compensation:

☐ 1 Year	☐ 2 Years	☐ 3 Years	☐ Abstain

6.	To ratify the appointment of Audit Alliance LLC as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023:

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2, 3, 4 and 6, and for a one year frequency of advisory votes on executive compensation in Proposal 5.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

Date: ___________, 2023

Signature:

Signature if held jointly:

Note: When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.